                                                                  EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                      OF SERVICE CORPORATION INTERNATIONAL


         We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-4 (File No. 333-66957) of our report dated March 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Service Corporation International ("SCI") as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in its Annual Report on Form 10-K of SCI for the Year Ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP



Houston, Texas


November 18, 1998